SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE DEF14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant                         |X|
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
|_| Preliminary Proxy Statement                  |_|  Confidential, for use of
                                                      the Commission Only (as
                                                      permitted by Rule
                                                      14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Nations Fund Portfolios, Inc.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------
(5) Total fee paid:
------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials:
------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:

------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------
(3) Filing Party:
------------------------------------------------------------------------------
(4) Date Filed:
------------------------------------------------------------------------------

                          NATIONS FUND PORTFOLIOS, INC.
                            One Bank of America Plaza
                             101 South Tryon Street
                         Charlotte, North Carolina 28255
                             TELEPHONE: 800-790-6347



                                                          June 28, 1999


Dear Shareholder:

      On behalf of the Board of Directors of Nations Fund Portfolios, Inc. (the "Company"), we are pleased to invite you to a special meeting of shareholders of the Company's Nations Emerging Markets Fund (the "Fund") to be held at 10:00 a.m. (Eastern time) on August 13, 1999, at One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina (the "Meeting"). At the Meeting, you will be asked to approve the proposed reorganization (the "Reorganization") of your Fund into a successor mutual fund in Nations Institutional Reserves, another registered investment company within the Nations Funds family.

      YOUR NEW MUTUAL FUND (THE "SUCCESSOR FUND") WILL HAVE THE SAME NAME, INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND INVESTMENT RISKS AS THOSE OF YOUR CURRENT FUND, and the Reorganization will not result in any change to the investment adviser or sub-adviser who currently manage your Fund. In addition, the Reorganization will not result in any change to the total operating expense ratios (before or after voluntary waivers and/or reimbursements) of the various classes of shares. Similarly, the features and services that are available to you today will continue to be available to you as a Successor Fund shareholder after the Reorganization.

      The Reorganization offers several benefits. First, the Reorganization is one part of a broader initiative to streamline the operations of the Nations Funds family, which currently consists of several registered investment companies. Streamlining the Nations Funds family may allow it to achieve cost savings by reducing certain accounting, legal and securities registration costs. Also, the Successor Fund will be part of a Massachusetts business trust, which generally has more flexibility in its operations than a Maryland corporation like the Company. Finally, the Successor Fund also will have more flexibility in its investment policies, including policies that permit it to adopt a "master-feeder" structure. A master-feeder structure, if adopted in the future, would allow the Successor Fund to combine its assets with those of other similar funds, thereby potentially achieving economies of scale and other benefits that come from greater asset size.

      If shareholder approval is obtained and the other conditions to the Reorganization are satisfied, it is anticipated that your Fund would be reorganized into the Successor Fund on or about August 20, 1999, when your Fund shares would be exchanged for shares of the same class of shares of the Successor Fund of equal dollar value. The exchange of shares in the Reorganization is expected to be tax-free under federal law.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSED REORGANIZATION.

      The formal Notice of Special Meeting, a Proxy Statement and a Proxy Ballot are enclosed. The proposed Reorganization and the reasons for the unanimous recommendation of the Company's Board are discussed in more detail in the enclosed materials, which you should read carefully. If you have any questions about the Reorganization, please do not hesitate to contact the Company at the toll-free number set forth above.

      We look forward to your attendance at the Meeting or receiving your Proxy Ballot(s) so that your shares may be voted at the Meeting.

                              Sincerely,


                              A. Max Walker

                              President and Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE VOTE BY RETURNING YOUR PROXY BALLOT TODAY, EITHER IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELEFACSIMILE AT (704) 388-2641. YOU MAY ALSO SUBMIT YOUR PROXY BY A TOLL-FREE PHONE CALL OR BY VOTING ON-LINE, AS INDICATED BELOW.




--------------------------------------------------------------------------------

Two Quick And Easy Ways To Submit Your Proxy

As a valued Fund shareholder, your proxy vote is important to us. That's why we've made it faster and easier to submit your proxy at your convenience, 24 hours a day. After reviewing the enclosed Proxy Statement, select one of the following quick and easy methods to submit your proxy - accurately and quickly.

On-Line                                By Toll-Free Phone Call
1. Read the enclosed Proxy Statement   1. Read the enclosed Proxy Statement
   and have your Proxy Ballot(s)* at      and have your Proxy Ballot(s)* at
   hand.                                  hand.
2. Go to Web site www.proxyvote.com    2. Call toll-free 1-800-690-6903.
3. Enter the 12-digit Control Number   3. Enter the 12-digit Control Number
   found on your Proxy Ballot(s).         found on your Proxy Ballot(s).
4. Submit your proxy using the         4. Submit your proxy using the
   easy-to-follow instructions.           easy-to-follow instructions.

* Do not mail the Proxy Ballot(s) if submitting your proxy by Internet or telephone.
--------------------------------------------------------------------------------

                          NATIONS FUND PORTFOLIOS, INC.

                            One Bank of America Plaza
                             101 South Tryon Street
                         Charlotte, North Carolina 28255


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held On August 13, 1999

To Nations Emerging Markets Fund Shareholders:

      PLEASE TAKE NOTE THAT a special meeting of the shareholders (the "Meeting") of Nations Emerging Markets Fund (the "Fund") of Nations Fund Portfolios, Inc. (the "Company") will be held at 10:00 a.m., Eastern time, on August 13, 1999, at One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina, for purpose of considering and voting upon:

      ITEM 1. A proposed Agreement and Plan of Reorganization, dated as of June 15, 1999 (the "Reorganization Agreement"), by and between the Company, on behalf of the Fund, and Nations Institutional Reserves, on behalf of a corresponding mutual fund (the "Successor Fund"). The Reorganization Agreement provides for the transfer of the assets and liabilities of the Fund to the Successor Fund, in exchange for shares of equal value of designated classes of the Successor Fund, and the deregistration and dissolution of the Company.

      ITEM 2. Such other business as may properly come before the Meeting or any adjournment(s).

      Item 1 is described in the attached Proxy Statement.

      YOUR DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE
PROPOSAL.

      Shareholders of record as of the close of business on May 13, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

      SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE EACH ACCOMPANYING PROXY BALLOT, WHICH IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. THIS IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. SHAREHOLDERS ALSO MAY SUBMIT PROXIES: 1) BY FACSIMILE AT (704) 388-2641; 2) BY DIALING (800) 690-6903; OR 3) ON-LINE AT WEBSITE
WWW.PROXYVOTE.COM. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY SUBMITTING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                              By Order of the Board of Directors,

                              Richard H. Blank, Jr.

                             Secretary and Treasurer

June 28, 1999

                                 PROXY STATEMENT
                               Dated June 28, 1999

                          NATIONS FUND PORTFOLIOS, INC.
                            One Bank of America Plaza
                             101 South Tryon Street
                         Charlotte, North Carolina 28255
                                 1-800-790-6347

      This proxy statement (the "Proxy") is furnished in connection with the solicitation of proxies by the Board of Directors of Nations Fund Portfolios, Inc. (the "Company") at a Special Meeting of Shareholders of the Company's Nations Emerging Markets Fund (the "Fund") to be held August 13, 1999 at 10:00 a.m. (Eastern time) at One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina. This Special Meeting and any adjournment(s) are referred to as the "Meeting." The Meeting has been called to consider the following proposal:

            A proposed Agreement and Plan of Reorganization, dated as of June 15, 1999 (the "Reorganization Agreement"), by and between the Company, on behalf of the Fund, and Nations Institutional Reserves, on behalf of a corresponding mutual fund (the "Successor Fund"). The Reorganization Agreement provides for the transfer of the assets and liabilities of the Fund to the Successor Fund, in exchange for shares of equal value of the Successor Fund, and the deregistration and dissolution of the Company (the "Reorganization").

      The Successor Fund is referred to as the "successor" because it was created to receive the assets and liabilities and to continue the operations of the Fund. While there are some differences between the Fund and its Successor Fund, which are discussed below, an investment in the Successor Fund is considered substantially the same as an investment in the Fund.

      Additional information about the Fund is available in the:

      o  Prospectuses for the Fund;
      o Statement of Additional Information, or SAI, for the Fund; and
      o The Fund's annual report to shareholders, including audited financial statements.

      All of this information is in documents filed with the Securities and Exchange Commission (the "SEC"). The financial statements contained in the annual reports are legally deemed to be part of this Proxy and are incorporated by reference. The annual reports to shareholders for the fiscal year ended March 31, 1999 have previously been mailed to shareholders. Additional copies are available without charge by writing the address given above or by calling 1-800-321-7854. These documents also are available on the website of the SEC at www.sec.gov.

      The Successor Fund is not yet an operating mutual fund and does not yet have a prospectus that has been declared effective by the SEC. Copies of the effective prospectus will be provided to shareholders at the time the Reorganization is consummated. Shareholders may, after the Reorganization, obtain a copy of the Statement of Additional Information relating to the Successor Fund without charge by calling 1-800-321-7854 or by writing Nations Institutional Reserves at: Nations Institutional Reserves, c/o Stephens Inc., One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255.

      It is expected that this Proxy will be mailed to shareholders on or about June 28, 1999.


      I.  Description of the Reorganization

      The Company's Board of Directors has called the Meeting to ask shareholders to consider and vote on one proposal -- approval of the Reorganization Agreement. Please be sure to read the entire Proxy to determine how the Reorganization will affect your investment before casting your vote.

      Description of the Proposal

      At meetings held in March and May 1999, the Company's Board of Directors (including a majority of the independent Board members, meaning those who are not "interested persons" under the Investment Company Act of 1940 (the "1940 Act")), voted to approve the Reorganization. At the Meeting, the shareholders of the Fund will be asked to approve the Reorganization. If shareholder approval is obtained, and the other conditions to the closing of the Reorganization (the "Closing") are met, shareholders will receive shares of the Successor Fund equal in value to their holdings of Fund shares immediately before the Reorganization. The Fund will then be terminated and liquidated, and the Company will be dissolved under Maryland law and de-registered under the 1940 Act.

      The dollar value and class of the Successor Fund shares received by Fund shareholders in the Reorganization will be identical to the dollar value and class of the Fund shares owned by each Fund shareholder immediately before the Reorganization. The Successor Fund will have the same investment objective, principal investment strategies and investment risks as the Fund, and the Reorganization will not result in any change to the investment adviser and investment sub-adviser who currently manage the Fund. Similarly, the features and services that are available to Fund shareholders today will continue to be available to Successor Fund shareholders after the Reorganization. However, the Successor Fund differs in some respects from the Fund, and these differences are described in more detail below.

      It is possible that a majority of the Fund's shareholders entitled to vote do not approve the Reorganization. In such a case, shareholders will retain their shares in the Fund and the Board of Directors will contemplate what further action is appropriate.

      The Meeting is scheduled for August 13, 1999, and the Reorganization, if approved, is expected to occur on or about August 20, 1999.

      Description of the Reorganization Agreement

      The Reorganization Agreement is the governing document of the Reorganization. Among other things, it provides for (i) the transfer of all of the assets and liabilities of the Fund to the Successor Fund in exchange for shares of equal value of designated classes of the Successor Fund; and (ii) the distribution of such Successor Fund shares to shareholders of the Fund in liquidation of the Fund. The completion of the Reorganization is conditioned upon the Company and Nations Institutional Reserves receiving an opinion from counsel that the exchange contemplated by the Reorganization will be tax-free under federal law. The Reorganization Agreement includes a number of other conditions to completion of the Reorganization, sets forth representations and warranties of the parties and describes the mechanics of the transaction.

      Although the Reorganization Agreement provides that the Fund will bear the expenses of the Reorganization, the Fund's investment adviser (and/or its affiliates) effectively will bear these expenses because of an existing voluntary fee waiver and expense reimbursement arrangement limiting the total operating expense ratios of all of the classes of the Fund.

      The Reorganization may be abandoned at any time before the Closing upon the mutual consent of the Company and Nations Institutional Reserves. At any time before or after approval (to the extent permitted by law) of the agreement by the shareholders of the Fund (i) the parties may, by written agreement authorized by the Company's Board of Directors and Nations Institutional Reserves' Board of Trustees and with or without the approval of their shareholders, amend any of the provisions of the Reorganization Agreement and
(ii) either party may waive any default by the other party or the failure to satisfy any of the conditions to its obligations (the waiver to be in writing and authorized by an appropriate officer of the relevant party).

      The Reorganization Agreement, which contemplates the dissolution under Maryland law of the Company, must be approved by a vote of a majority of all of the shareholders of the Fund, which is currently the only operating series of the Company. Accordingly, a vote for the Reorganization Agreement includes a vote for the dissolution of the Company. Copies of the Reorganization Agreement are available upon request by writing or calling the Company at the toll-free number listed above or at the SEC's website (www.sec.gov).

      The Company's Board of Directors unanimously recommends that Fund shareholders vote FOR the Reorganization Agreement.

      II.  The Purpose of the Reorganization

      The Reorganization offers several benefits to Fund shareholders:

      o The Reorganization is one part of a broader initiative to streamline the operations of the Nations Funds family, which currently consists of several registered investment companies. Multiple mutual funds can be operated as multiple legal entities (typically either trusts or corporations) called "registered investment companies," or as discreet series of a single registered investment company. Nations
        Institutional Reserves currently operates multiple series and the Reorganization is designed, in effect, to convert the Fund from the only series of a separate corporation to one of many series within a registered investment company. Because the Fund is the Company's only operating series, the Reorganization would allow management to deregister and dissolve the Company. As a result, the Reorganization will permit management to operate the same number of mutual funds with one less registered investment company, a change which management believes should provide efficiencies and benefits to shareholders over the long term. These benefits may include, among other things, cost savings relating to the reduction of certain accounting, legal and securities registration costs. If the Reorganization is not approved and management is unable to dissolve and deregister the Company, Fund shareholders would not enjoy the expected efficiencies and benefits of operating the Fund as part of a registered investment company with many discreet mutual funds.

      o The Successor Fund will be part of a Massachusetts business trust, which generally has more flexibility in its operations than a Maryland corporation like the Company. For example, for certain voting proposals, such as the dissolution of a company, Maryland requires that a majority of all outstanding securities must approve, while Massachusetts allows a business trust the flexibility to set such voting requirements in its Declaration of Trust and By-Laws.

      o The Successor Fund will have more flexibility in its investment policies, including policies that permit it to adopt a "master-feeder" structure. A master-feeder structure, if adopted in the future, would allow the Successor Fund to combine its assets with those of other similar funds, thereby potentially achieving economies of scale and other benefits that come from greater asset size.

      o Although the Reorganization Agreement provides that the Fund will bear the expenses of the Reorganization, the Fund's investment adviser (and/or its affiliates) effectively will bear these expenses because of an existing voluntary fee waiver and expense reimbursement arrangement limiting the total operating expense ratios of all of the classes of the Fund.

      The Reorganization will not result in any change to the investment adviser or sub-adviser who currently manage your Fund. In addition, the Reorganization will not result in any change to the total operating expense ratios (before or after voluntary waivers and/or reimbursements) of the various classes. For more information about fees and expenses, see "IV. Other Information About the Reorganization--Comparison of Fees and Expenses." Similarly, the features and services that are available to Fund shareholders today will also be available to Successor Fund shareholders after the Reorganization. The exchange of shares in the Reorganization is expected to be tax-free under federal law.

      III.  The Effects of the Reorganization

      As noted above, there are some differences between the Fund and the Successor Fund, which are summarized below:

      o After the Reorganization, Fund shareholders will hold shares in a series of Nations Institutional Reserves, a registered investment company in the Nations Funds family. Unlike the Company, which is a Maryland corporation, Nations Institutional Reserves is a Massachusetts business trust.

      o The Fund and the Successor Fund will have somewhat different fundamental and non-fundamental investment policies. For example, the Successor Fund will have the ability under its fundamental policies to invest all of its assets in a master portfolio rather than in individual securities.

      Comparison of Business Structures

      Federal securities laws largely govern the way that mutual funds operate, but they do not cover every aspect of a fund's existence and operation. State law and a fund's governing documents fill in most of the gaps and typically create additional operational rules and restrictions that funds follow. As noted, the Company is a Maryland corporation, and the proposed Reorganization would reorganize the Fund into a series of Nations Institutional Reserves, which is a Massachusetts business trust. For Fund shareholders, the "move" to Massachusetts would be largely on paper; the Successor Fund would continue to be advised by NationsBanc Advisors, Inc., sub-advised by Gartmore Global Partners and distributed by Stephens Inc., as the Fund is currently. The Fund's other service providers would also be unchanged after the Reorganization.

      Generally, under Massachusetts business trust law, a mutual fund's governing instrument, called a Declaration of Trust, may establish the way it will operate with few state law requirements or prohibitions. Thus, mutual funds generally have more flexibility in their operations and certainty about any operational restrictions because the restrictions are written in the fund's declaration of trust. The following discussion outlines some differences between the state law and documents currently governing the Company's Fund and that which will apply to the Successor Fund as a series of Nations Institutional Reserves.

      o The Board of Trustees. Maryland corporations are governed by a Board of Directors. The Successor Fund, as part of a business trust, instead will be governed by a Board of Trustees. The Board of Nations Institutional Reserves will have ten Trustees, all ten of whom currently serve as Directors of the Company.

      o Governing Documents. Maryland corporations are governed by organizational documents called Articles of Incorporation (or sometimes called a Charter) and By-Laws. Massachusetts business trusts are governed by a Declaration of Trust and By-Laws. These governing documents are generally similar, although there are some differences. For example, in order for the Company to dissolve under Maryland law, its Articles of Incorporation and By-Laws provide (and Maryland law requires) that a majority of all outstanding shares of the Company must approve such a dissolution. The Declaration of Trust and By-Laws of Nations Institutional Reserves provides that only a majority of the shares voted at a meeting is needed to approve a similar dissolution.

         In general, however, the attributes of a share of common stock are comparable to those of a share of beneficial interest, i.e., shares of both are entitled to one vote per share held and fractional votes for fractional shares held, and will vote in the aggregate and not by portfolio or class except as otherwise required by law or when class voting is permitted by its Board.

      o Shareholder Liability. Under Maryland law, shareholders are not personally liable for the debts of the Fund. By contrast, under Massachusetts law, interestholders of a Massachusetts business trust like Nations Institutional Reserves could, under certain circumstances, be held personally liable for the obligations of the trust. However, Nations Institutional Reserves has provisions in its Declarations of Trust that are intended to protect shareholders from such liability. Thus, the risk of an interestholder incurring a financial loss on account of interestholder liability is limited to circumstances in which the trust itself is unable to meet its obligations (e.g., in the event its liabilities exceed its assets). This is a highly unlikely event.

      Modernized and Streamlined Investment Policies and Restrictions

      The Fund's investment objective, principal investment strategies and investment risks will not change as a result of the Reorganization. However, the Successor Fund will have a more modernized and streamlined set of fundamental and non-fundamental investment policies and restrictions. Some of the Fund's current investment policies and restrictions may limit its portfolio manager from investing in a security that is both consistent with the investment objective of the Fund and also a good investment. One reason for changing some of these investment policies is to remove restrictions that unnecessarily hamper the portfolio manager's investment discretion. Many of these restrictions were put in place by the Fund as a result of the directives of various state securities commissions. Recent changes to federal securities laws have superseded these directives. Another reason is the desire to migrate towards uniform investment policies for similarly managed funds in the Nations Funds family.

      One of the differences between the Successor Fund's fundamental policies and those of the Fund is that the Successor Fund will have the ability under its fundamental policies to invest all of its assets in a master portfolio rather than in individual securities. Such a master/feeder structure, if adopted by the Successor Fund in the future, would allow it and other collective investment vehicles (including other mutual funds) that have the same investment objective and principal investment strategies to invest their assets in a single master portfolio thereby achieving certain economies of scale. If the Successor Fund converts to this structure, the master portfolio in which it invests may have opportunities to pursue other distribution channels--such as offshore fund investors--that would not otherwise be available. If the Successor Fund does convert to this structure, shareholders will not be asked to vote separately on such a conversion, but they would be informed by way of a supplement or amendment to the Successor Fund's prospectus. It is management's current intention to seek to obtain necessary Board approval to convert the Successor Fund to a "feeder" in a master/feeder structure within the next year.

      For a detailed comparison of the fundamental investment policies and limitations of the Fund and the Successor Fund see Appendix I to this Proxy.

      IV.  Other Information About the Reorganization

      Investment Adviser and Other Service Providers. The Fund and Successor Fund have the same service providers. Upon completion of the Reorganization, these service providers will continue to serve the Successor Fund in the capacities indicated below.

              Service Providers for the Fund and the Successor Fund

           Investment Adviser                    NationsBanc Advisors, Inc.

           Investment Sub-Adviser                Gartmore Global Partners

           Distributor                           Stephens Inc.

           Co-Administrator                      NationsBanc Advisors, Inc.

           Co-Administrator                      Stephens Inc.

           Sub-Administrator                     The Bank of New York

           Custodian                             The Bank of New York

           Transfer Agent                        First Data Investor Services
                                                 Group, Inc.

           Sub-Transfer Agent                    NationsBank, N.A. (for Primary
                                                 A and B shares only)

           Independent Auditors                   PricewaterhouseCoopers LLP

      Comparison of Fees and Expenses. The Reorganization will not result in any change to the total operating expense ratios (before or after voluntary waivers and/or reimbursements) of the various classes. As noted above, it is management's current intention to seek necessary Board approval to convert the Successor

Fund to a "feeder" in a master/feeder structure within the next year. The Successor Fund would only be converted to a feeder if one or more additional mutual funds or collective investment vehicles were expected to become additional feeders to the corresponding master portfolio. In such a case, the resulting higher asset levels in the master portfolio could lead to various benefits, including economies of scale (and possibly cost savings), for investors in the master portfolio, including the Successor Fund. However, if one or more additional feeders were not established, and the Successor Fund remained the sole investor in a master/feeder structure, expenses could be higher than they would be for a fund that invests directly in securities. If this were to occur, the Board of Trustees of Reserves would most likely consider what further action would be appropriate, including converting the Successor Fund back into a fund that invests directly in securities.

      Sales Loads, Shareholder Transactions and Services. Shares of the Fund and Successor Fund have both identical front-end or contingent deferred sales charges, if any, and identical dividend policies. Other features, such as exchange and redemption policies, of the classes of the Fund and Successor Fund are substantially similar.

      Accounting Treatment of the Reorganization. The Successor Fund will become the accounting successor of the Fund as of the Closing, which means that the financial statements and performance history of the Fund and its classes will become those of the Successor Fund and its corresponding classes as though such financial statements and performance history were the Successor Fund's own.

      Federal Income Tax Consequences. The Fund and Successor Fund each intend to qualify, as of the Closing, as a separate "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Fund and the Successor Fund have been, and expect to continue to be, relieved of federal income tax liability.

      Consummation of the Reorganization with respect to the Fund and the Successor Fund is subject to the condition that the Company and Nations Institutional Reserves receive an opinion from Morrison & Foerster LLP substantially to the effect that, for federal income tax purposes: (i) the transfer of all of the assets and liabilities of the Fund to the Successor Fund in exchange for the Successor Fund shares, and the distribution of those shares to shareholders of the Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Fund and the Successor Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code in respect of the Reorganization; (ii) no gain or loss will be recognized by the Fund upon the transfer of its assets and liabilities to the Successor Fund solely in exchange for the Successor Fund shares; (iii) no gain or loss will be recognized by the Successor Fund upon the receipt of the assets and assumption of liabilities of the Fund solely in exchange for the Successor Fund shares; (iv) the basis of the Fund's assets received by the Successor Fund pursuant to the Reorganization will be the same as the basis of those assets in the hands of the Fund immediately prior to the Reorganization; (v) the holding period of the Fund's assets in the hands of the Successor Fund will include the period for which such assets have been held by the Fund; (vi) no gain or loss will be recognized by the Fund on the distribution to its shareholders of the Successor Fund shares; (vii) no gain or loss will be recognized by the shareholders of the Fund upon their receipt of the Successor Fund shares in exchange for such shareholders' shares of the Fund; (viii) the basis of the Successor Fund shares received by the shareholders of the Fund will be the same as the basis of the Fund shares surrendered by such shareholders pursuant to the Reorganization; (ix) the holding period for the Successor Fund shares received by the Fund shareholders will include the period during which such shareholders held the Fund shares surrendered in exchange therefor, provided that such Fund shares are held as capital assets in the hands of the Fund shareholders on the date of the exchange; and (x) each Successor Fund will succeed to and take into account the tax attributes described in Section 381(c) of the Code of the Fund as of the Closing date, subject to the conditions and limitations specified in the Code. Shareholders of the Fund should note, however, that the sale of securities by the Fund prior to the Closing whether in the ordinary course of business or in anticipation of the Closing, could result in a taxable capital gains distribution to them by the Fund taxable as net capital gain prior to the Closing.

      The opinion of Morrison & Foerster LLP with respect to federal income tax consequences described above will be based upon facts, representations and assumptions set forth or referred to in the opinion. These representations include factual representations to be made in certificates delivered to Morrison & Foerster LLP by the management of the Company and Reserves. Morrison & Foerster LLP will neither verify, audit or otherwise confirm the validity of such facts, representations and assumptions and its opinion may be jeopardized if any of these facts, representations and assumptions are incorrect in any material respect. In addition, the Company and Reserves have not sought and will not seek, a private ruling from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Reorganization. The opinion of Morrison & Foerster LLP is not binding on the IRS and does not preclude the IRS from adopting a contrary position. Such a contrary position could be sustained by a court. If the opinion of Morrison & Foerster LLP cannot be relied upon or the IRS adopts a contrary position which is sustained, the Fund and its shareholders might have adverse tax consequences, including the taxable receipt of shares of the Successor Fund and a new holding period in such shares. However, the Company and Reserves believe that this possibility is remote and that the exchange of the Successor Fund's shares for Fund shares is expected to be tax-free under federal income tax law. Shareholders of the Fund should consult their own advisers concerning the potential tax consequences of the Reorganization to them, including any applicable foreign, state or local income tax consequences.

      Board Consideration. The Company's Board of Directors unanimously voted to approve the Reorganization Agreement at meetings held in March and May 1999. In reviewing the proposed Reorganization, the Board considered the potential impact of the Reorganization on the Fund's shareholders. The Board (with the advice and assistance of independent counsel) reviewed and took into account, among other things: (1) the Reorganization as part of a broader initiative to streamline the operations of the Nations Funds family; (2) the fact that Nations Fund Portfolios, Inc. has only one series and that Company expenses spread across a registered investment company with more than one series could result in future efficiencies and benefits to Fund shareholders; (3) the investment objective, principal investment strategies, investment risks, and policies and limitations of the Fund, and their compatibility with those of the Successor Fund; (4) the anticipated tax-free nature of the exchange contemplated by the Reorganization;
(5) the fact that total operating expense ratios (before and after voluntary waivers and/or reimbursements) would be the same for each class of the Fund and the corresponding class of the Successor Fund; (6) the fact that the expenses associated with the Reorganization would not be borne by Fund shareholders after giving effect to voluntary fee waiver and expense reimbursement arrangements; and (7) that shareholders would remain invested in the Fund, and the Company would not dissolve and de-register, if shareholders did not approve the Reorganization. Based upon its evaluation of these factors, and its consideration of the expected benefits of the Reorganization (discussed under "II--The Purpose of the Reorganization"), and in light of their fiduciary duties under federal and state law, the Company's Board of Directors, including all of the non-interested members of the Board, determined that the proposed Reorganization is in the best interests of the shareholders of the Fund and that the interests of the shareholders of the Fund will not be diluted as a result of the Reorganization.

      The Company's Board of Directors unanimously recommends that shareholders vote FOR the Reorganization Agreement.

      V.  Voting Information

      General Information. This Proxy is being furnished in connection with the solicitation of proxies for the Meeting by the Company's Board of Directors. It is expected that the solicitation of proxies will be primarily by mail. Officers and agents of the Company also may solicit proxies by telephone, telegraph or personal interview. The expenses of the Reorganization, including any expenses associated with retaining a third party to assist in the solicitation of proxies, will be borne by Fund shareholders. However, after giving effect to voluntary fee waiver and expense reimbursement arrangements, the Fund's investment adviser (and/or its affiliates) effectively will bear these expenses. Any shareholder giving a proxy may revoke it at any time before it is exercised
(i) by submitting to the Company a written notice of revocation, (ii) by submitting to the Company a subsequently dated proxy or by attending the Meeting and voting in person.

      Only shareholders of record at the close of business on May 13, 1999, will be entitled to vote at the Meeting. On that date, the following number of shares of the Fund were outstanding and entitled to be voted: 2,549,452. Each whole and fractional share is entitled to a whole or fractional vote. If the accompanying proxy ballot is executed and returned in time for the Meeting, the shares covered thereby will be voted in accordance with the proxy on all matters that may properly come before the Meeting.

      Significant Shareholders. As of May 13, 1999, the officers and Directors of the Company as a group owned less than 1% of the Fund. The tables below show the name, address and share ownership of each person known to each Company to have beneficial or record ownership with respect to 5% or more of a class of the Fund as of May 13, 1999.



                                               Class;
                                               Amount of
                                                Shares
                                                Owned;                                Percentage
                                                Type of       Percentage  Percentage    of Fund
Name and Address                               Ownership       of Class     of Fund   Post-Closing
----------------                               ---------       --------     --------  ------------

NationsBank, N.A.                              Primary A          99.62%        87.48%      87.48%
Attn:  Tony Farrer                             2,230,337.35;
1401 Elm Street, 11th Floor                    record
Dallas, TX  75202-2911

Stephens, Inc.                                 Primary B            100%         0.00%       0.00%
Attn:  Cindy Cole                              1.80; record
111 Center Street
Little Rock, AR  72201

Walter J. Nott                                Investor A           7.42%         0.31%       0.31%
8320 Fulham Court                             7,871.05; record
Richmond, VA  23227

Hi-Tech Communications Inc.                   Investor C          66.28%         0.28%       0.28%
401(K) Plan                                    7,136.72; record
PO Box 1569
League City, TX
77574-1569

Stephens Inc. for the Exclusive               Investor C          14.35%         0.06%       0.06%
Benefit of Our Customers                      1,544.75; record
111 Center Street
Little Rock, AR  72201

NFSC FEBO #W17-648345                         Investor C           5.58%          0.02%      0.02%
NFSC/FMTC IRA                                 600.74; record
FBO Carroll L. Terrell
6502 Woodrow Terrace
Richmond, VA  23228


      For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a class, or is identified as the holder of record of more than 25% of a class and has voting and/or investment power, it may be presumed to control such class.

      Quorum. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve the Reorganization Agreement are not received, one or more adjournment(s) may be proposed to permit further solicitation of proxies. Any adjourned session or sessions may be held, after the date set for the original Meeting without notice except announcement at the Meeting, but, under Maryland law, no more than 120 days after the record date. If any adjournment is proposed, the persons named as proxies will vote those proxies in their sole discretion.

      A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than one-third of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present at the Meeting but which have not been voted. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approvals of the Reorganization Agreement. Broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same way as abstentions.

      Annual Meetings and Shareholder Meetings. Because the Company does not hold annual meetings, there is no stated deadline for submitting shareholder proposals for inclusion in any future proxy statement of the Company. Subject to certain conditions, which are set forth in the Company's Articles of Incorporation and By-Laws, holders of at least 10% of the outstanding shares of the Fund may have the right to call a meeting of shareholders for the purpose of voting upon the question of removal of Directors. In such a case, shareholders will be assisted by the Company in shareholder communications.

      Shareholder Approval. The Reorganization Agreement is being submitted for approval at the Meeting by the Fund's shareholders pursuant to the Company's Articles of Incorporation and By-Laws, and was unanimously approved by the Company's Boards of Directors. The Reorganization Agreement must be approved by a majority of the outstanding shares of the Fund.

      A vote of the shareholders of the Successor Fund is not being solicited, since their approval or consent is not necessary for the Reorganization.

      Other Business. The Company's Board knows of no other business to be brought before the Meeting. However, if any other matters come before the Meeting, it is the intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

      How to Obtain Additional Information About the Fund. Additional information about the Fund is included in its most recent prospectuses and statement of additional information. You may obtain a prospectus or statement of additional information without charge by calling 1-800-321-7854 or by writing the Company at: Nations Fund Portfolios, Inc., c/o Stephens Inc., NationsBank, One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255.

      Reports and other information filed by the Company can be inspected and copied at the Public Reference Facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the offices of Nations listed above. In addition, these materials can be inspected and copied at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site (www.sec.gov) that contains reports, other information and proxy statements filed by the Company.

      Financial Statements. The audited financial statements and financial highlights for the Fund for the fiscal year ended March 31, 1999, and the independent accountants report thereon, are incorporated by reference into this Proxy.

      Shareholder Inquiries.   For additional information call 1-800-321-7854 or
write to the Company at the address on the cover page of this Proxy.

                             *      *      *



YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE VOTE BY RETURNING YOUR PROXY BALLOT TODAY, EITHER IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELEFACSIMILE AT (704) 388-2641. YOU MAY ALSO SUBMIT YOUR PROXY BY A TOLL-FREE PHONE CALL OR BY VOTING ON-LINE, AS INDICATED BELOW.


--------------------------------------------------------------------------------
Two Quick And Easy Ways To Submit Your Proxy
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
As a valued Fund shareholder, your proxy vote is important to us. That's why we've made it faster and easier to submit your proxy at your convenience, 24 hours a day. After reviewing the enclosed Proxy Statement, select one of the following quick and easy methods to submit your proxy - accurately and quickly.

On-Line                                By Toll-Free Phone Call
1. Read the enclosed Proxy Statement   1. Read the enclosed Proxy Statement
   and have your Proxy Ballot(s)* at      and have your Proxy Ballot(s)* at
   hand.                                  hand.
2. Go to Web site www.proxyvote.com    2. Call toll-free 1-800-690-6903.
3. Enter the 12-digit Control Number   3. Enter the 12-digit Control Number
   found on your Proxy Ballot(s).         found on your Proxy Ballot(s).
4. Submit your proxy using the         4. Submit your proxy using the
   easy-to-follow instructions.           easy-to-follow instructions.

* Do not mail the Proxy Ballot(s) if submitting your proxy by Internet or telephone.
--------------------------------------------------------------------------------

                                   APPENDIX I
          Comparison of Fundamental Policies and Limitations of the Fund
                             and the Successor Fund

Fundamental Investment Policies and
Limitations

The Fund may not:                           The Successor Fund may not:

 1. Underwrite securities issued by any   1. Underwrite any issue of securities
    other person, except to the extent       within the meaning of the 1933 Act
    that the purchase of securities and      except when it might technically be
    the later disposition of such            deemed to be an underwriter
    securities in accordance with the        either (a) in connection with the
    Fund's investment program may be         disposition of a portfolio
    deemed an underwriting.  This            security, or (b) in connection
    restriction shall not limit the          with the purchase of securities
    Fund's ability to invest in              directly from the issuer thereof
    securities issued by other               in accordance with its investment
    registered investment companies.         objective.  This restriction shall
    not limit the Fund's ability to
    invest in securities issued by
    other registered investment
    companies.

2. Invest in real estate or real          2. Purchase or sell real estate,
   estate limited partnership                except a Fund may purchase
   interests.  (A Fund may, however,         securities of issuers which deal
   purchase and sell securities              or invest in real estate and may
   secured by real estate or interests       purchase securities which are
   therein or issued by issuers which        secured by real estate or
   invest in real estate or interests        interests in real estate.
   therein.)  This restriction does
   not apply to real estate limited
   partnerships listed on a national
   stock exchange (e.g., the New York
   Stock Exchange).

3. Purchase or sell commodity             3. Purchase or sell commodities,
   contracts except that each Fund           except that a Fund may to the
   may, to the extent appropriate            extent consistent with its
   under its investment policies,            investment objective, invest in
   purchase publicly traded securities       securities of companies that
   of companies engaging in whole or         purchase or sell commodities or
   in part in such activities, may           which invest in such programs, and
   enter into futures contracts and          purchase and sell options, forward
   related options, may engage in            contracts, futures contracts, and
   transactions on a when-issued or          options on futures contracts.
   forward commitment basis, and may         This limitation does not apply to
   enter into forward currency               foreign currency transactions
   contracts in accordance with its          including without limitation
   investment policies.                      forward currency contracts.

4. Purchase any securities which would  4. Purchase any securities which would
   cause 25% or more of the value of       cause 25% or more of the value of its
   the Fund's total assets at the time     total assets at the time of purchase
   of such purchase to be invested in      to be invested in the securities of
   the securities of one or more           one or more issuers conducting their
   issuers conducting their principal      principal business activities in the
   activities in the same industry,        same industry, provided that: (a)
   provided that this limitation does      there is no limitation with respect
   not apply to investments in U.S.        to obligations issued or guaranteed
   Government Obligations.                 by the U.S. government, any state or
                                           territory of the United States, or
                                           any of their agencies,
                                           instrumentalities or political
                                           subdivisions, and (b)
                                           notwithstanding this limitation or
                                           any other fundamental investment
                                           limitation, assets may be invested
                                           in the securities of one or more
                                           diversified management investment
                                           companies to the extent permitted
                                           by the 1940 Act and the rules and
                                           regulations thereunder.

5. Make loans, except that a Fund may   5. Make loans, except to the extent
   purchase and hold debt instruments      permitted by the 1940 Act.
   (whether such instruments are part
   of a public offering or privately
   placed), may enter into repurchase
   agreements and may lend portfolio
   securities in accordance with its
   investment policies.

6. Borrow money or issue senior         6. Borrow money, issue senior
   securities as defined in the            securities or mortgage, pledge or
   Investment Company Act of 1940, as      hypothecate its assets except to
   amended (the "1940 Act") except         the extent permitted under the
   that (a) a Fund may borrow money        1940 Act.
   from banks for temporary purposes
   in amounts up to one-third of the
   value of such Fund's total assets
   at the time of borrowing, provided
   that borrowings in excess of 5% of
   the value of such Fund's total
   assets will be repaid prior to the
   purchase of additional portfolio
   securities by such Fund, (b) a Fund
   may enter into commitments to
   purchase securities in accordance
   with the Fund's investment program,
   including delayed delivery and
   when-issued securities, which
   commitments may be considered the
   issuance of senior securities, and
   (c) a Fund may issue multiple
   classes of shares in accordance
   with SEC regulations or exemptions
   under the 1940 Act.  The purchase
   or sale of futures contracts and
   related options shall not be
   considered to involve the borrowing
   of money or issuance of senior
   securities.  Each Fund may enter
   into reverse repurchase agreements
   or dollar roll transactions.  The
   purchase or sale of futures
   contracts and related options shall
   not be considered to involve the
   borrowing of money or issuance of
   senior securities.

7. Purchase securities of any one       7. Purchase securities (except
   issuer (other than U.S. Government      securities issued or guaranteed by
   Obligations) if, immediately after      the U.S. Government, its agencies
   such purchase, more than 5% of the      or instrumentalities) of any one
   value of such Fund's total assets       issuer if, as a result, more than
   would be invested in the securities     5% of its total assets will be
   of such issuer, except that up to       invested in the securities of such
   25% of the value of the Fund's          issuer or it would own more than
   total assets may be invested            10% of the voting securities of
   without regard to these limitations     such issuer, except that (a) up to
   and with respect to 75% of such         25% of its total assets may be
   Fund's assets, such Fund will not       invested without regard to these
   hold more than 10% of the voting        limitations and (b) a Fund's
   securities of any issuer.               assets may be invested in the
                                           securities of one or more
                                           diversified management investment
                                           companies to the extent permitted
                                           by the 1940 Act.




8. Purchase any securities on margin
   (except for such short-term credits
   as are necessary for the clearance of
   purchases and sales of portfolio
   securities) or sell any securities
   short (except against the box.) For
   purposes of this restriction, the
   deposit or payment by the Fund of
   initial or maintenance margin
   connection with futures contracts
   and related options and options on
   securities is not considered to be
   the purchase of a security on margin.